SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 8, 2003

MERITAGE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	1-9977	86-0611231

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8501 E. Princess Drive, Suite 290, Scottsdale, Arizona 85255

(Address of Principal Executive Offices)           (Zip Code)

(480) 609-3330

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.
ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
ITEM 9. REGULATION FD DISCLOSURE AND ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-10.2
EX-99.1

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

     References to “we,” “our” and “us” in this Current Report on Form 8-K refer to Meritage Corporation and its consolidated subsidiaries.

     On July 8, we entered into a new employment agreement and change of control agreement with John R. Landon, our Co-Chairman and Chief Executive Officer. We also amended and restated our employment agreement and change of control agreement with Steven J. Hilton, our other Co-Chairman and Chief Executive Officer. Messrs. Landon’s and Hilton’s employment and change of control agreements are substantially identical. Representative forms of these agreements are attached to this Form 8-K as Exhibits 10.1 and 10.2, respectively.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)	Exhibits

10.1	Representative form of employment agreement for John R. Landon and Steven J. Hilton.

10.2	Representative form of change of control agreement for John R. Landon and Steven J. Hilton.

99.1	Press Release dated July 8, 2003.

ITEM 9. REGULATION FD DISCLOSURE AND
ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     On July 8, 2003, we announced in a press release information concerning our new orders, closings and backlog for the quarterly period ended June 30, 2003. A copy of this press release, including information concerning forward looking statements and factors that may affect our future results, is attached hereto as Exhibit 99.1. This press release is being furnished, not filed, under Item 12 in this Report on Form 8-K.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 8, 2003

MERITAGE CORPORATION

/s/ Vicki L. Biggs By: Vicki L. Biggs Vice President-Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description

10.1	Representative form of employment agreement for John R. Landon and Steven J. Hilton.

10.2	Representative form of change of control agreement for John R. Landon and Steven J. Hilton.

99.1	Press Release dated July 8, 2003.